UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
April 26, 2019

Central Pacific Financial Corp.
(Exact name of registrant as specified in its charter)

Hawaii	001-31567	99-0212597
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
220 South King Street, Honolulu, Hawaii (Address of principal executive offices)		96813 (Zip Code)
(808) 544-0500 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On April 26, 2019, Central Pacific Financial Corp. (the “Company”) held its Annual Meeting of Shareholders at which the shareholders voted upon and approved (i) the election of twelve (12) nominees as directors; (ii) an advisory (non-binding) shareholder resolution to approve the compensation of the Company’s named executive officers (“Say-On-Pay”); and (iii) ratification of the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.

The final number of votes cast for or against (withheld) and the number of abstentions and broker non-votes with respect to each matter voted upon, as applicable, are set forth below.

		For	Against/Withheld	Abstained	Broker Non-Vote

1.	Nominees as Directors:
	Christine H. H. Camp	24,390,469	345,194	—	2,344,712
	John C. Dean	24,557,417	178,246	—	2,344,712
	Earl E. Fry	24,341,461	394,202	—	2,344,712
	Wayne K. Kamitaki	24,664,989	70,674	—	2,344,712
	Paul J. Kosasa	24,377,675	357,988	—	2,344,712
	Duane K. Kurisu	24,681,050	54,613	—	2,344,712
	Christopher T. Lutes	24,670,455	65,208	—	2,344,712
	Colbert M. Matsumoto	24,364,188	371,475	—	2,344,712
	A. Catherine Ngo	23,729,273	1,006,390	—	2,344,712
	Saedene K. Ota	24,678,836	56,827	—	2,344,712
	Crystal K. Rose	24,272,570	463,093	—	2,344,712
	Paul K. Yonamine	24,546,962	188,701	—	2,344,712

2.	Non-binding advisory vote to approve compensation of the Company’s named executive officers (“Say-On-Pay”).	24,306,540	401,412	27,711	2,344,712
3.	Ratification of appointment of Crowe LLP as the Company’s independent registered public accounting firm for 2019.	27,057,409	10,946	12,020	—

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Central Pacific Financial Corp.
(Registrant)

Date:	April 29, 2019	By: /s/ Glenn K.C. Ching
Glenn K.C. Ching
Executive Vice President, Chief Legal Officer and
Corporate Secretary